FIRST AMENDMENT TO THE CUSTODY AGREEMENT

THIS FIRST AMENDMENT, dated as of December 11, 2015, to the Custody Agreement dated as of August 31, 2015 (the “Agreement”), is entered into by and between EAGLE CAPITAL APPRECIATION FUND, EAGLE GROWTH & INCOME FUND, AND EAGLE SERIES TRUST (each, a “Trust” and collectively, the “Trusts” or the “Eagle Family of Funds”), each a Massachusetts business trust, and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to add the Eagle Tactical Allocation Fund; and

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees.

NOW, THEREFORE, the parties agree as follows:

Exhibit B of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

EAGLE CAPITAL APPRECIATION FUND EAGLE GROWTH & INCOME FUND EAGLE SERIES TRUST		U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Richard J. Rossi	By:	/s/ Michael R. McVoy

Name:	Richard J. Rossi	Name: Michael R. McVoy

Title:	President	Title: Senior Vice President

12/2015

Amended Exhibit B to the Custody Agreement-Eagle Capital Appreciation Fund, Eagle Growth & Income Fund and Eagle Series Trust

Separate Trusts of the Eagle Family of Funds and Series Thereof, if Any

Name of Trust:
Eagle Capital Appreciation Fund

Eagle Growth & Income Fund

Eagle Series Trust
Name of Series:
Eagle Investment Grade Bond Fund
Eagle International Stock Fund
Eagle Mid Cap Growth Fund
Eagle Mid Cap Stock Fund
Eagle Smaller Company Fund
Eagle Small Cap Growth Fund
Eagle Tax-Exempt Bond Fund
Eagle Tactical Allocation Fund

12/2015